UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2023 (February 23, 2023)

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Limited Partner Units	HEP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Ninth Amended and Restated Master Throughput Agreement

Background

Holly Energy Partners – Operating, L.P. (“HEP Operating”), a wholly-owned subsidiary of Holly Energy Partners, L.P. (“HEP”), HF Sinclair Refining & Marketing LLC (formerly known as HollyFrontier Refining & Marketing) (“HFRM”), a wholly-owned subsidiary of HF Sinclair Corporation (“HF Sinclair”), and certain of their affiliates were parties to that certain Third Amended and Restated Crude Pipelines and Tankage Agreement, dated March 12, 2015 (as amended, the “Third Amended and Restated Crude Pipelines and Tankage Agreement”), pursuant to which HEP Operating provided certain transportation services to HFRM with respect to certain crude pipelines owned by subsidiaries of HEP. The Third Amended and Restated Crude Pipelines and Tankage Agreement expired in accordance with its terms on February 28, 2023.

Ninth Amended and Restated Master Throughput Agreement Terms

In connection with the expiration of the Third Amended and Restated Crude Pipelines and Tankage Agreement, on February 27, 2023, HEP Operating and HFRM entered into the Ninth Amended and Restated Master Throughput Agreement (the “Ninth Amended and Restated Master Throughput Agreement”). The Ninth Amended and Restated Master Throughput Agreement amends and restates in its entirety the Eighth Amended and Restated Master Throughput Agreement dated effective March 14, 2022. Pursuant to the Ninth Amended and Restated Master Throughput Agreement, among other things, effective March 1, 2023, HFRM agreed to minimum throughput commitments on the Crude Pipelines (as defined therein), which were previously covered under the Third Amended and Restated Crude Pipelines and Tankage Agreement, and will pay HEP Operating tariffs associated with the movements on the Crude Pipelines. The tariffs are subject to adjustment as provided in the Ninth Amended and Restated Master Throughput Agreement. The arrangement with respect to the Crude Pipelines has a term of 10 years from its effective date of March 1, 2023. In addition, the Ninth Amended and Restated Master Throughput Agreement amends certain terms applicable to the Sinclair Crude Oil Pipelines (as defined therein) effective February 1, 2023.

The description of the Ninth Amended and Restated Master Throughput Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.1 to this report, which is incorporated by reference into this report in its entirety.

Second Amended and Restated Transportation Services Agreement

On February 23, 2023, HFRM and UNEV Pipeline, LLC (“UNEV”), a wholly-owned subsidiary of HEP, entered into a Second Amended and Restated Transportation Services Agreement, effective as of March 1, 2023 (the “Second A&R TSA”). The Second A&R TSA amends and restates in its entirety the Amended and Restated Transportation Services Agreement, dated as of January 1, 2012, by and between UNEV and HFRM (as amended to date, the “Prior HFRM TSA”), to, among other things, provide for a minimum throughput commitment on the UNEV Pipeline and consolidate the services provided under the Prior HFRM TSA and the Amended and Restated Transportation Services Agreement, dated as of January 1, 2012, as amended, by and between UNEV and Sinclair Oil LLC (f/k/a Sinclair Oil Corporation), a wholly-owned subsidiary of HF Sinclair. HFRM will pay UNEV tariffs associated with the movements on the UNEV Pipeline. The tariffs are subject to adjustment as provided in the Second A&R TSA. The arrangement under the Second A&R TSA has a term of nine years from its effective date on March 1, 2023.

The description of the Second A&R TSA herein is qualified by reference to the copy thereof filed as Exhibit 10.2 to this report, which is incorporated by reference into this report in its entirety.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1*	Ninth Amended and Restated Master Throughput Agreement, dated as of February 27, 2023, by and between Holly Energy Partners – Operating, L.P. and HF Sinclair Refining & Marketing LLC.

10.2	Second Amended and Restated Transportation Services Agreement, dated as of February 23, 2023, by and between UNEV Pipeline, LLC and HF Sinclair Refining & Marketing LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By: HEP LOGISTICS HOLDINGS, L.P., its general partner

By: HOLLY LOGISTIC SERVICES, L.L.C., its general partner

Date: March 1, 2023	By:	/s/ John Harrison
	Name:	John Harrison
	Title:	Senior Vice President, Chief Financial Officer and Treasurer